EXHIBIT 4.1

                            Asset Purchase Agreement

                            ASSET PURCHASE AGREEMENT
                            ------------------------

This Asset Agreement ("Agreement") is made and dated for reference effective as fully executed as at the 15th day of December, 2004.

BETWEEN:
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          GENEVA ENERGY CORP.,  a body  corporate  subsisting  and  incorporated under the laws of the State of Nevada, U.S.A., and having an address for delivery and notice located at 4507 Lakeway Drive, Bellingham, Washington, U.S.A., 98229 ("Vendor")

                                       and

          MORGAN CREEK ENERGY CORP., a body corporate also subsisting and incorporated under the laws of the State of Nevada, U.S.A., and having an address for delivery and notice located at 2007 West 29th Avenue, Vancouver, British Columbia, Canada, V6J 2Z9 ("Purchaser")

WITNESS THAT:
------------

A. WHEREAS the Vendor desires to sell and convey the Assets to the Purchaser and the Purchaser desires to purchase and receive the Assets from the Vendor;

B. NOW THEREFORE in consideration of the premises hereto and of the covenants, warranties, representations, agreements and payments herein set forth and provided for, the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1 In this Agreement, including the preamble hereto, this clause and the Schedule attached hereto unless the context otherwise requires:

     (a) "Assets" means the Petroleum and Natural Gas Rights, the Tangibles and the Miscellaneous Interests;

     (b)  Effective Time" means 9:00 a.m., Vancouver time, on December 15, 2004,

     (c)  "Environmental Damage" means any one or more of:

          (i)  ground water, surface water or aquifer contamination;

          (ii) soil contamination;

          (iii)corrosion or deterioration of structures, equipment, fences and other property;

          (iv) toxic of hazardous substance emissions; or

          (v)  injury or damage to plants or surface.

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INTERPRETATION  - continued

     (d) "Lands" means the Vendor's entire right, title, estate and interest in and to those lands set forth and described in Schedule "A" hereto, including without limitation those interests as also set forth in Schedule "A" and the reversionary interests in the lands, and including the Petroleum Substances within, upon or under such lands, together with the right to explore for and recover same;

     (e) "Leases" means collectively the leases and licences set forth and described in Schedule "A" hereto and any and all other documents of title by virtue of which the holder thereof is entitled to drill for, win, take, own and/or remove the Petroleum Substances underlying all or any part of the Lands;

     (f) "Miscellaneous Interests" means the Vendor's entire right, title, estate and interest in and to all property, assets and rights, other than Petroleum and Natural Gas Rights or Tangibles, pertaining to the Petroleum and Natural Gas Rights, the Lands, the Leases or the Tangibles and to which the Vendor is entitled at the Effective Time including, without limitation:

          (i) all contracts, agreements, documents, books and records and all seismic, geological, geophysical, production and engineering information, reports and analysis relating to the Petroleum and Natural Gas Rights, the Lands or the Tangibles and any and all rights in relation thereto;

          (ii) all subsisting rights to enter upon, use and occupy the surface of any of the Lands;

          (iii)all Petroleum Substances in the course of production from the Lands not at the Effective Time beyond the point of delivery to any purchaser of production of Petroleum Substances from the Lands; and

          (iv) the hole for and the casing located in the Wells.

     (g) "Petroleum and Natural Gas Rights" means the entire, right, title, estate and interest of the Vendor in and to the Leases and the Lands;

     (h) "Petroleum Substances" means petroleum, natural gas and related hydrocarbons and all other substances, whether liquid or solid and whether hydrocarbons or not, and rights to the extent granted by the Leases;

     (i) "Tangibles" means the Vendor's entire right, title, estate and interest in and to all tangible depreciable property and assets situate in, on or about the Lands, appurtenant thereto or used, intended to be used or useful in connection therewith or with production, processing, transmission or treatment operations thereon or thereto; and

     (j) "Wells" means all wells drilled on the Lands including, without limitation, the wells more particularly described in Schedule "A" hereto.

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INTERPRETATION  - continued

1.2  The following Schedule is attached to and forms part of this Agreement:

     (a)  Schedule "A" - Description of Lands, Leases and Wells.

1.3 Wherever any provision of the Schedule to this Agreement conflicts with any provision in the body of this Agreement, the provisions of the body of this Agreement shall prevail.

1.4 The headings of articles and clauses herein and in the Schedule are inserted for convenience of reference only and shall not affect or be considered in the construction or interpretation of the provisions hereof.

1.5 In this Agreement words importing persons include companies, and vice versa, and words importing the masculine gender include the feminine and neuter genders and vice versa.

                                   ARTICLE 2
                                   CONVEYANCE

2.1 In consideration for the following purchase price being paid by the Purchaser to the Vendor (the "Purchase Price"), the receipt and sufficiency of which the Vendor hereby acknowledges and confirms, the Vendor hereby sells, assigns, transfers, conveys and sets over unto the Purchaser its entire right, title, estate and interest in and to the Assets and the Purchaser hereby purchases, receives and accepts directly from the Vendor the Vendor's entire right, title, estate and interest in and to the Assets, effective as of the Effective Time, all in accordance with and subject to the terms and conditions of this Agreement, to have and to hold the same together with all benefits and advantages to be derived therefrom, absolutely.

2.2  The Purchase Price for the Assets is comprised of:

     (a) the issuance to the order and direction of the Vendor by the Purchaser of an aggregate of 6,000,000 common shares from the treasury of the Purchaser, each with a par value of U.S. $0.001 per common share (collectively, the "Shares"); and

     (b) the payment to the order and direction of the Vendor by the Purchaser of the sum of U.S. $300,000.

     The Vendor hereby initially acknowledges and agrees that the Purchaser makes no representations as to any resale or other restriction affecting the Shares and that it is presently contemplated that the Shares will be issued by the Purchaser to the order and direction of the Vendor in reliance upon the registration and prospectus exemptions contained in certain sections of the United States Securities Act of 1933 (the "Securities Act") or "Regulation S" promulgated under the Securities Act which will impose a trading restriction in the United States on the Shares for a period of at least 12 months from the date of issuance. In addition, the Vendor hereby also acknowledges and agrees that the within obligation of the Purchaser to issue the Shares will be subject to the Purchaser being satisfied that an exemption from applicable registration and prospectus requirements is available under the Securities Act and all applicable securities laws in respect of the Vendor and the Share, and the Purchaser shall be relieved of any obligation whatsoever to purchase any Assets of the Vendor and to issue Shares where the Purchaser reasonably determines that a suitable exemption is not available to it. The Vendors hereby also acknowledges and understands that neither the sale of the Shares which the Vendor is acquiring nor any of the Shares themselves have been registered under the Securities Act or any state securities laws, and, furthermore, that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Vendor also acknowledges and understands that the certificates representing the Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner:

          "The transfer of the securities represented by this certificate is prohibited except in accordance with the provisions of Regulation S promulgated under the United States Securities Act of 1933, as amended (the "Securities Act"), pursuant to registration under the Act or pursuant to an available exemption from registration. In addition, hedging transactions involving such securities may not be conducted unless in compliance with the Securities Act.".

                                       or

          "The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or the laws of any state, and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place without the prior written approval of counsel to the company being affixed to this certificate. The stock transfer agent has been ordered to effectuate transfers only in accordance with the above instructions.";

     and the Vendor hereby consents to the Company making a notation on its records or giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer set forth and described hereinabove.

                                   ARTICLE 3
                         EFFECTIVE TIME AND ADJUSTMENTS

3.1 The transfer and assignment of the Assets from the Vendor to the Purchaser shall be effective as of the Effective Time. The Vendor will be responsible for costs and expenses incurred prior to the Effective Time in connection with the Assets and the Purchaser will be responsible for costs and expenses incurred after the Effective Time in connection with the Assets.

3.2 All benefits and obligations of every kind and nature accruing to or payable, or paid and received or receivable in respect of the Assets, or that are attributable to or otherwise affect the Assets, including operating, maintenance, development and capital costs and the revenue from the sale of production shall be apportioned between the Vendor and the Purchaser as of the Effective Time.

3.3 All adjustments not made or not capable of being estimated shall be made within two years from the date hereof; no further or subsequent adjustments shall be made thereafter.

                                   ARTICLE 4
                            VENDOR'S REPRESENTATIONS

4.1 The Vendor covenants with and represents and warrants to the Purchaser that as of the date hereof and the Effective Time:

     (a) the Vendor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

     (b) the Vendor has good right, full power and absolute authority to carry on its business, to enter into this Agreement, to bargain, sell, transfer, assign and convey to the Purchaser the full legal and beneficial title to the Vendor's entire interest in and to the Assets for the purposes and in the manner herein provided and according to the true intent and meaning of this Agreement;

     (c) the Agreement and all further and other documents required hereunder have been duly authorized, executed and delivered by the Vendor and this Agreement and such documents constitute legal, valid and binding obligations of the Vendor enforceable in accordance with their respective terms;

     (d) the execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder, and the consummation of the transactions contemplated herein, will not violate, nor be in conflict with, any provision of any agreement or instrument to which the Vendor is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Vendor or of the Vendor's constating documents or by-laws;

     (e) the Vendor has not entered into any agreement and has done no act or thing whereby any of its interest in and to the Assets may be cancelled, determined or reduced, nor has the Vendor encumbered or alienated the same or any interest therein, and the Assets are now and were at the Effective Time free and clear of all liens, mortgages, pledges, charges, burdens, encumbrances, adverse claims, demands and royalties or other interests created by, through or under the Vendor, save as set forth in Schedule "A" hereto; provided that, subject to the foregoing, the Vendor does not warrant title to the Assets;

     (f) subject to the rents, covenants, conditions and stipulations in the Leases reserved and contained and on the lessees or holders part thereunder to be paid, performed and observed, the Purchaser may enter into and upon, hold and enjoy the Leases for the residue of their respective terms and all renewals or extensions thereof as to the interests hereunder assigned for its own use and benefit without any lawful interruption of or by the Vendor or any other person whomsoever claiming by, through or under the Vendor;

     (g) to the best of the knowledge, information and belief of the Vendor, any and all royalties, rentals and other payments due under each of the Leases have been properly and timely paid, and all conditions necessary to keep each of the Leases in force have been fully performed;

     (h) there are no authorizations for expenditure pursuant to which expenditures are or may be made or any other financial commitments which are outstanding or due, or hereafter may become due in respect of the Assets or operations in respect thereof;

     (i) the Vendor has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which Purchaser shall have any obligation or liability;

     (j) the interests of the Vendor in the Lands are not subject to a penalty or to reduction, whether by virtue of the conversion or other alteration of the interest of any third party under existing agreements pertaining to the Assets or otherwise;

     (k) to the best of the knowledge, information and belief of the Vendor, all Wells have been drilled, and, if completed, completed and operated in accordance with good oil and gas field practices and in compliance with all rules and regulations of all governmental agencies having jurisdiction with respect thereto;

     (l) to the best of the knowledge, information and belief of the Vendor, all producing Wells and facilities located on or appurtenant to the Lands are in good operating condition;

     (m) the Vendor has performed and observed all of its material duties, liabilities, obligations and covenants of any nature or kind required to be satisfied, performed and observed by it under the terms of any of the Leases and any agreement pertaining to the Assets, and the Vendor is not in default under or in breach of any of the terms, covenants and conditions thereof;

     (n) there are no charges, claims, proceedings, actions or lawsuits in existence, contemplated or threatened, against or with respect to the Assets or the interests of the Vendor therein;

     (o) the Vendor has not granted to any person or corporation any right or contract to purchase the Vendor's share of Petroleum Substances produced from the Lands;

     (p) to the best of the knowledge, information and belief of the Vendor, all laws, regulations and orders of all governmental agencies having jurisdictions over the Assets have been, and until the Closing Time shall continue to be complied with;

     (q) the Vendor is not obligated by virtue of a prepayment arrangement under any contract for the sale of Petroleum Substances and containing a "take or pay" or similar provision, or a production payment or of any other arrangement, to deliver Petroleum Substances produced from the Lands at some future time without then or thereafter receiving full payment therefore;

(r) all ad valorem, property, production, severance and similar taxes and assessments based upon or measured by the ownership of production of Petroleum Substances from the Lands or the receipt of proceeds therefrom payable by the Vendor have been properly paid;

     (s) to the best of the knowledge, information and belief of Vendor, there has been no Environmental Damage or any other pollution or contamination whatsoever, whether arising from or relating to the drilling of wells on the Lands, the production of Petroleum Substances from the Lands, the conduct of operations on the Lands, or otherwise;

     (t) the Vendor has not received notice of any violation of or investigation relating to any federal, provincial or local environmental or pollution law, regulation or ordinance with respect to the Assets, nor has the Vendor been provided with any notification, order or request by or on behalf of any federal, provincial or local authority having jurisdiction over environmental matters requiring the Vendor to undertake, now or in the future, any action or procedure to comply with any federal, provincial or local laws related to protection of the environment for which the required remedial action has not been completed;

     (u) the Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

     (v) all documents and agreements affecting Vendor's title to the Assets or production or revenue from the Assets, of which the Vendor is either a party or is aware, has been made available to and shall be delivered to the Purchaser;

     (w) the Assets are not subject to any preferential rights of purchase, rights of first refusal, or any similar restrictions; and

     (x) none of the wells included in the Assets are under penalty or subject to any reduction in working interest.

4.2 Notwithstanding anything to the contrary herein expressed or implied, it is expressly agreed and understood that the covenants, representations and warranties contained in clause 4.1 were true as at the Effective Time and are true on the date hereof, and shall survive and remain in full force and effect for the benefit of the Purchaser for a period of two years after the date hereof.

4.3 The Vendor shall be liable to the Purchaser for and shall, in addition, indemnify the Purchaser from and against, all losses, costs, claims, damages, expenses, and liabilities suffered, sustained, paid or incurred by the Purchaser or any third party which would not have been suffered, sustained, paid or incurred by the Purchaser or any third party had all of the representations and warranties contained in clause 4.1 been accurate and truthful.

                                   ARTICLE 5
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

5.1 The Purchaser covenants with and represents and warrants to the Vendor that as of the date hereof and the Effective Time:

     (a) the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is registered and in good standing in the State of Nevada;

     (b) the Purchaser has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, to purchase the Assets on the terms described herein and to perform its other obligations under this Agreement;

     (c) the execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder and the consummation of the transactions contemplated herein will not violate, nor be in conflict with, any provision of any agreement or instrument to which the Purchaser is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Purchaser or of the Purchaser's constating documents or by-laws;

     (d) the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Purchaser;

     (e) this Agreement and all conveyancing and other documents and instruments required hereunder to be executed and delivered by it shall have been duly executed and delivered. This Agreement does, and such documents and instruments will, constitute legal, valid and binding obligations of it in accordance with their terms;

     (f) the Purchaser has incurred no liability, contingent or otherwise, for brokers or finders' fees in respect of this transaction for which the Vendor shall have any responsibility whatsoever; and

     (g) the Purchaser is not a "non-Canadian" within the meaning of the Investment Canada Act (Canada).

5.2 Notwithstanding anything to the contrary herein expressed or implied, it is expressly agreed and understood that the foregoing covenants, representations and warranties were true as of the Effective Date and are true on the date hereof and shall survive and remain in full force and effect for the benefit of the Vendor for a period of two years after the date hereof.

5.3 The Purchaser shall be liable to the Vendor for and shall, in addition, indemnify the Vendor from and against, all losses, costs, claims, damages, expenses, and liabilities suffered, sustained, paid or incurred by Vendor or any third party which would not have been suffered, sustained, paid or incurred by the Vendor or any third party had all of the representations and warranties contained in clause 5.1 been accurate and truthful.

                                   ARTICLE 6
                                    NO MERGER

6.1 The covenants, representations and warranties set forth in Articles IV and V shall be deemed to apply to all assignments, conveyances, transfers and documents conveying any of the Assets from the Vendor to the Purchaser and there shall not be any merger of any covenants, representations or warranties in such assignments, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived.

                                   ARTICLE 7
                                 INDEMNIFICATION

7.1 Except as otherwise expressly provided herein, and subject to clause 7.3, the Vendor shall be liable to the Purchaser for, and shall, in addition, indemnify the Purchaser from and against, all losses, costs, claims, damages (direct or indirect), expenses or liabilities suffered, sustained, paid or incurred by the Purchaser or any third party which arise out of or in connection with, or pertain to the Assets and relate to a matter occurring prior to the Effective Time.

7.2 The Purchaser shall be liable to the Vendor for, and shall, in addition, indemnify the Vendor from and against all losses, costs, claims, damages (direct or indirect), expenses or liabilities suffered, sustained, paid or incurred by the Vendor or any third party, which arise out of or in connection with, or pertain to the Assets and relate to a matter occurring after the Effective Time.

7.3 The parties agree that all costs, expenses, risks, liabilities and obligations respecting the abandonment of any Wells which are part of the Assets, and the closure, decommissioning and dismantling the facilities and reclamation and restoration of all well sites and facilities shall not be borne or paid for by the Vendor and the Purchaser shall, in respect thereof, indemnify, defend and save harmless the Vendor from and against any claims or demands by any person for or resulting in expense, liability, loss, costs, claims or damages, direct or indirect (including the effect of, and the costs of complying with any order, direction, or claim of any government, or agency, department, official or tribunal thereof having jurisdiction) pertaining to the foregoing.

                                   ARTICLE 8
                               FURTHER ASSURANCES

8.1 As may be necessary or desirable, and without further consideration, the parties hereto shall execute, acknowledge and deliver such other instruments and shall take such other action as may be necessary to carry out their respective obligations under, or to give effect to the provisions and interest of, this Agreement.

                                   ARTICLE 9
                                  MISCELLANEOUS

9.1 This Agreement shall, in all respects, be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the State of Nevada. Each party hereto irrevocably accepts and submits to the exclusive jurisdiction of the courts of the State of Nevada and all courts of appeal therefrom.

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MISCELLANEOUS - continued

9.2  Time shall be of the essence of this Agreement.

9.3 The address for notices of each of the parties hereto shall be as set forth on the front page of this Agreement. Any of the parties hereto may from time to time change its address for service herein by giving written notice to the other parties hereto. Any notice may be served by personal service upon a party hereto or, provided there is no disruption or threatened disruption of postal service, by mailing the same by prepaid post in a properly addressed envelope addressed to the party hereto at its address for service hereunder. Any notice given by service upon a party hereto shall be deemed to be given on the date of such service and any notice given by mail shall be deemed to be given to and received by the addressee on the third day (except Saturdays, Sundays, statutory holidays and days upon which postal service in Canada is interrupted) after the mailing thereof. Any notice may be served by instantaneous electronic means to the number for notice hereunder. Any notice given by service upon a party and any notice given by instantaneous electronic means shall be deemed to be given to and received by the addressee on the day (except Saturdays, Sundays, statutory holidays and days which the offices of the addressee are closed for business) of service or after the sending thereof with appropriate answerback acknowledgment, provided it was sent before 2:00 p.m.; otherwise it shall be deemed to be received the next following business day.

9.4 This Agreement may be amended only by written instrument signed by all parties hereto.

9.5 Until such time as the Purchaser is novated into the agreements governing any of the Assets, the following provisions shall apply with respect to those Assets until the novation has occurred:

     (a) the Vendor shall not initiate any operation in respect of the Assets except upon the written instruction of the Purchaser; and

     (b) the Vendor shall forthwith provide to the Purchaser all authorizations for expenditure, notices, specific information and other documents in respect of the Assets which it receives and shall respond to such authorizations for expenditure, notices, information and other documents pursuant to the written instructions of the Purchaser, if received on a timely basis, provided that the Vendor may (but shall not be obliged to) refuse to follow instructions which it reasonably believes to be unlawful or in conflict with an applicable contract.

9.6  This Agreement  shall be binding upon and shall enure to the benefit of the
     parties    hereto    and   their    respective    successors,    receivers,
     receiver-managers, trustees and permitted assigns.

9.7 This Agreement may be executed in counterparts and if executed in counter-parts all executed counterparts together shall constitute one agreement and all parties shall be deemed to have executed the same document.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

The COMMON SEAL of                          )
GENEVA ENERGY CORP.,                        )
the Vendor herein, was hereunto affixed     )
in the presence of:                         )                (C/S)
                                            )
____________________________________________)
Authorized Signatory                        )

The COMMON SEAL of                          )
MORGAN CREEK ENERGY CORP.,                  )
the Purchaser herein, was hereunto affixed  )
in the presence of:                         )                (C/S)
                                            )
____________________________________________)
Authorized Signatory                        )



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


                                   Schedule A
                                   ----------

This is Schedule "A" to that certain Asset Purchase Agreement, dated for reference December 15, 2004, as between Geneva Energy Corp. and Morgan Creek Energy Corp.

                     Description of Lands, Leases and Wells
                     --------------------------------------
Hurley Leases
-------------
         Working Interest:          75%;

         Net Revenue Interest:      56.25%;

               East half (E/2) of Sec. 36-10N-8E

Chapman Leases
--------------
         Working Interest:          75%;

         Net Revenue Interest:      56.25%;

               South half of the Southeast quarter and the Southwest quarter (S/2/se/4 & SW/4 of Section 25-10N-8eEast half (E/2) of Sec. 36-10N-8E



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